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                                                                    EXHIBIT 23.1

               [LETTERHEAD OF ARTHUR ANDERSEN LLP APPEARS HERE]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in Scientific-Atlanta, Inc.'s Form S-8 Registration Statement of our report dated August 5, 1996 (except with respect to the matter discussed in Note 6, as to which the date is August 14, 1996), appearing on page 13 of Scientific-Atlanta, Inc.'s Form 10-K for the year ended June 28, 1996.

/s/ Arthur Andersen LLP
------------------------

Atlanta, Georgia
March 10, 1997